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                                                                     Exhibit 8.1



                                         _________, 2004

WesBanco, Inc.
One Bank Plaza
Wheeling, West Virginia 26003


    Re: Merger pursuant to the Agreement and Plan of Merger dated as of April 1, 2004 by and among Western Ohio Financial Corporation, WesBanco, Inc. and WOFC, Inc., as amended by the First Amendment to Agreement and Plan of Merger dated as of July 13, 2004 (as amended, the "Merger Agreement").


Ladies and Gentlemen:

     You have requested our opinion as to certain United States federal income tax consequences of a merger of Western Ohio Financial Corporation, a Delaware corporation ("Western Ohio") with and into WesBanco Inc, a West Virginia corporation ("WesBanco"), as described in the Registration Statement of WesBanco on Form S-4 (the "Registration Statement") which includes the proxy statement/prospectus of WesBanco and Western Ohio (the "Proxy
Statement/Prospectus") to be filed on or about the date hereof with the Securities and Exchange Commission.

     Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement and in the Proxy
Statement/Prospectus, including exhibits and schedules attached thereto (the "Transactional Documents").

     In the Merger, Western Ohio will merge with and into WesBanco under applicable state law, with WesBanco as a surviving corporation, and the shareholders of Western Ohio, in exchange for their shares of Western Ohio, will receive consideration as described in the Transactional Documents.

     In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Transactional Documents, the Officers' Certificates of the date hereof delivered to us by WesBanco and Western Ohio, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, as to certain facts material to our opinion, we have relied upon the accuracy and completeness as of the Effective Time of such facts, information, covenants and representations referred to above.



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WesBanco, Inc.
________, 2004
Page 2


     We have assumed that original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the consummation of the transactions described in the Merger Agreement) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We also have assumed that (i) all statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken that are inconsistent with such representations; and (ii) the Merger will be consummated in accordance with the Transactional Documents and that none of the terms and conditions contained therein has been or will be waived or modified in any respect. A change in the facts set forth or assumed herein could affect our conclusions.

     In rendering our opinion, we have considered the applicable provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial decisions and other authorities as we have considered relevant. Such Code, Regulations, judicial decisions and other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based could affect our conclusions.

     Based solely upon and subject to the foregoing, we are of the opinion that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that each of WesBanco and Western Ohio, will be a "party" to the reorganization within the meaning of Section 368(b) of the Code.

     This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion. Except as set forth above, we express no other opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement.


                                        Very truly yours,



                                        KIRKPATRICK & LOCKHART LLP